SPORTSLINE USA, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                  1. PURPOSE. The purpose of the Plan is to provide incentive for present and future employees of the Company and any Designated Subsidiary to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of Common Stock. It is the Company's intention that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                  2. DEFINITIONS.

                           (a) "APPLICABLE PERCENTAGE" means the percentage
specified in Section 8, subject to adjustment by the Committee as provided in
Section 8.

                           (b) "BOARD" means the Board of Directors of the
Company.

                           (c) "CODE" means the Internal Revenue Code of 1986,
as amended, and any successor thereto.

                           (d) "COMMITTEE" means the committee appointed by the
Board to administer the Plan as described in Section 13 of the Plan or, if no such Committee is appointed, the Board.

                           (e) "COMMON STOCK" means the Company's common stock,
par value $0.01 per share.

                           (f) "COMPANY" means SPORTSLINE USA, INC., a Delaware
corporation.

                           (g) "COMPENSATION" means, with respect to each
Participant for each pay period, the full base salary, overtime and other wages paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, "Compensation" does not include: (i) commissions or bonuses; (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan; (iii) any automobile or relocation allowances (or reimbursement for any such expenses); (iv) any amounts paid as a starting bonus or finder's fee; (v) any amounts realized from the exercise of any stock options or incentive awards; (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits; or (vii) other similar forms of extraordinary compensation.

                           (h) "CONTINUOUS STATUS AS AN EMPLOYEE" means the
absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company or the Designated Subsidiary that employs the Employee, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

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                           (i) "DESIGNATED SUBSIDIARIES" means the Subsidiaries
that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                           (j) "EMPLOYEE" means any person, including an
Officer, whose customary employment with the Company or one of its Designated Subsidiaries is at least twenty (20) hours per week and more than five (5) months in any calendar year.

                           (k) "ENTRY DATE" means the first day of each Exercise
Period.

                           (l) "EXCHANGE ACT" means the Securities Exchange Act
of 1934, as amended.

                           (m) "EXERCISE DATE" means the last business day
ending on or before June 30, 1998, and the last business day ending on or before each December 31 and June 30 thereafter.

                           (n) "EXERCISE PERIOD" means, for any Offering Period,
each period commencing on the Offering Date and on the day after each Exercise Date, and terminating on the immediately following Exercise Date.

                           (o) "EXERCISE PRICE" means the price per share of
Common Stock offered in a given Offering Period determined as provided in
Section 8.

                           (p) "FAIR MARKET VALUE" means, with respect to a
share of Common Stock, the Fair Market Value as determined under Section 7(b).

                           (q) "FIRST OFFERING DATE" means the commencement date
of the initial public offering contemplated by the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

                           (r) "OFFERING DATE" means the first business day of
each Offering Period; provided, that in the case of an individual who becomes eligible to become a Participant under Section 3 after the first business day of an Offering Period, the term "Offering Date" shall mean the first business day of the Exercise Period coinciding with or next succeeding the day on which that individual becomes eligible to become a Participant. Options granted after the first day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

                           (s) "OFFERING PERIOD" means (i) with respect to the
first Offering Period, the period beginning on the First Offering Date and ending on December 31, 1998, and (ii) with respect to each Offering Period thereafter, and subject to adjustment as provided in Section 4, the 12 month period beginning on the business day immediately succeeding the end of the preceding Offering Period.

                           (t) "OFFICER" means a person who is an officer of the
Company within the meaning of Section 16 under the Exchange Act and the rules and regulations promulgated thereunder.

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                           (u) "PARTICIPANT" means an Employee who has elected
to participate in the Plan by filing an enrollment agreement with the Company as provided in Section 5 of the Plan.

                           (v) "PLAN" shall mean this 1997 Employee Stock
Purchase Plan.

                           (w) "PLAN CONTRIBUTIONS" means, with respect to each
Participant, the payroll deductions withheld from the Compensation of the Participant and contributed to the Plan for the Participant as provided in
Section 6 of the Plan and any other amounts contributed to the Plan for the Participant in accordance with the terms of the Plan.

                           (x) "SUBSIDIARY" shall mean any corporation, domestic
or foreign, of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

                  3.        ELIGIBILITY.

                           (a) Any Employee who is employed by the Company as of
the Offering Date of a given Offering Period shall be eligible to become a Participant as of any Entry Date within that Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by
Section 423(b) of the Code.

                           (b) Notwithstanding any provision of the Plan to the
contrary, no Participant shall be granted an option under the Plan (i) if, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits such Participant's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

                  4. OFFERING PERIODS. The Plan shall be implemented by a series of consecutive Offering Periods. The first Offering Period shall commence on the First Offering Date, the second Offering Period shall commence on January 1, 1998, and succeeding Offering Periods shall commence on or about the January 1 that occurs every 12 months thereafter (or at such other time or times as may be determined by the Committee). The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.


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                  5.        ELECTION TO PARTICIPATE.

                           (a) An eligible Employee may elect to participate in
the Plan commencing on any Entry Date by completing an enrollment agreement on the form provided by the Company and filing the enrollment agreement with the Company on or prior to such Entry Date, unless a later time for filing the enrollment agreement is set by the Committee for all eligible Employees with respect to a given offering. The enrollment agreement shall set forth the percentage of the Participant's Compensation that is to be withheld by payroll deduction pursuant to the Plan.

                           (b) Except as otherwise determined by the Committee
under rules applicable to all Participants, payroll deductions for a Participant shall commence on the first payroll following the Entry Date on which the Participant elects to participate in accordance with Section 5(a) and shall end on the last payroll in the Offering Period, unless sooner terminated by the Participant as provided in Section 11.

                           (c) Unless a Participant elects otherwise prior to
the last Exercise Date of an Offering Period, such Participant shall be deemed
(i) to have elected to participate in the immediately succeeding Offering Period (and, for purposes of such Offering Period such Participant's "Entry Date" shall be deemed to be the first day of such Offering Period) and (ii) to have authorized the same payroll deduction for such immediately succeeding Offering Period as was in effect for such Participant immediately prior to the commencement of such succeeding Offering Period.

                  6.        PARTICIPANT CONTRIBUTIONS.

                           (a) Except as otherwise authorized by the Committee
pursuant to Section 6(d) below, all Participant contributions to the Plan shall be made only by payroll deductions. At the time a Participant files the enrollment agreement with respect to an Offering Period, the Participant may authorize payroll deductions to be made on each payroll date during the portion of the Offering Period that he or she is a Participant in an amount not less than 1% and not more than 25% of the Participant's Compensation on each payroll date during the portion of the Offering Period that he or she is a Participant (or subsequent Offering Periods as provided in Section 5(c)). The amount of payroll deductions shall be a whole percentage (i.e., 1%, 2%, 3%, etc.)
of the Participant's Compensation.

                           (b) A Participant may discontinue his or her
participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during such Offering Period (within the limitations of Section 6(a) above) by completing and filing with the Company a new enrollment agreement authorizing a change in the rate or amount of payroll deductions; PROVIDED, that a Participant may not change the rate or amount of his or her payroll deductions more than once in any Exercise Period. The change in rate or amount shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new enrollment agreement.

                           (c) Notwithstanding the foregoing, to the extent
necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to

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0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal to the product of $25,000 multiplied by the Applicable Percentage for the calendar year. Payroll deductions shall recommence at the rate provided in the Participant's enrollment agreement at the beginning of the following Exercise Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11.

                           (d) Notwithstanding anything to the contrary in the
foregoing, but subject to the limitations set forth in Section 3(b), the Committee may permit Participants to make additional contributions to the Plan subject to such terms and conditions as the Committee may in its discretion determine. All such additional contributions shall be made in a manner consistent with the provisions of Section 423 of the Code or any successor thereto, and shall be held in Participants' accounts and applied to the purchase of shares of Common Stock pursuant to options granted under this Plan in the same manner as payroll deductions contributed to the Plan as provided above.

                           (e) All Plan Contributions made for a Participant
shall be deposited in the Company's general corporate account and shall be credited to the Participant's account under the Plan. No interest shall accrue or be credited with respect to a Participant's Plan Contributions. All Plan Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such Plan Contributions from any other corporate funds.

                  7.        GRANT OF OPTION.

                           (a) On a Participant's Entry Date, subject to the
limitations set forth in Sections 3(b) and 12(a), the Participant shall be granted an option to purchase on each subsequent Exercise Date during the Offering Period in which such Entry Date occurs (at the Exercise Price determined as provided in Section 8 below) a number of shares of Common Stock determined by dividing such Participant's Plan Contributions accumulated prior to such Exercise Date and retained in the Participant's account as of such Exercise Date by the lower of (i) the Applicable Percentage of the greater of
(A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period, or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on such Exercise Date; PROVIDED, that the maximum number of shares an Employee may purchase during any Exercise Period shall be 2,500 shares. The Fair Market Value of a share of Common Stock shall be determined as provided in Section 7(b).

                           (b) The Fair Market Value of a share of Common Stock
on a given date shall be determined by the Committee in its discretion; PROVIDED, that if there is a public market for the Common Stock, the Fair Market Value per share shall be either (i) the closing price of the Common Stock on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System, (ii) if such price is not reported, the average of the bid and asked prices for the Common Stock on such date (or, in the event that the Common

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Stock is not traded on such date, on the immediately preceding trading date), as reported by Nasdaq, (iii) in the event the Common Stock is listed on a stock exchange, the closing price of the Common Stock on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or
(iv) if no such quotations are available for a date within a reasonable time prior to the valuation date, the value of the Common Stock as determined by the Committee using any reasonable means. For purposes of the First Offering Date, the Fair Market Value of a share of Common Stock shall be the Price to Public as set forth in the final prospectus filed by the Company with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

                  8. EXERCISE PRICE. The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the greater of (A) the Fair Market Value of a share of Common Stock on the Offering Date or (B) the Fair Market Value of a share of Common Stock on the Entry Date on which the Employee elects to become a Participant within the Offering Period or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date. The Applicable Percentage with respect to each Offering Period shall be 85%, unless and until such Applicable Percentage is increased by the Committee, in its sole discretion, provided that any such increase in the Applicable Percentage with respect to a given Offering Period must be established not less than fifteen
(15) days prior to the Offering Date thereof.

                  9. EXERCISE OF OPTIONS. Unless the Participant withdraws from the Plan as provided in Section 11, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to such option shall be purchased for the Participant at the applicable Exercise Price with the accumulated Plan Contributions then credited the Participant's account under the Plan. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

                  10. DELIVERY. As promptly as practicable after each Exercise Date, the Company shall arrange for the delivery to each Participant (or the Participant's beneficiary), as appropriate, of a certificate representing the shares purchased upon exercise of such Participant's option. Any amount remaining to the credit of a Participant's account after the purchase of shares by such Participant on an Exercise Date, or which is insufficient to purchase a full share of Common Stock, shall be carried over to the next Exercise Period if the Participant continues to participate in the Plan or, if the Participant does not continue to participate, shall be returned to the Participant.

                  11.       WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                           (a) A Participant may withdraw from the Plan at any
time by giving written notice to the Company. All of the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be paid to the Participant as soon as administratively practicable after receipt of the Participant's notice of withdrawal, the Participant's option to purchase shares pursuant to the Plan automatically will be terminated, and no further payroll deductions for the purchase of shares will be made for the Participant's account. Payroll deductions will not resume on behalf of a Participant who

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has withdrawn from the Plan (a "Former Participant") unless the Former
Participant enrolls in a subsequent Offering Period in accordance with Section 5(a).

                           (b) Upon termination of the Participant's Continuous
Status as an Employee prior to any Exercise Date for any reason, including retirement or death, the Plan Contributions credited to the Participant's account and not yet invested in Common Stock will be returned to the Participant or, in the case of death, to the Participant's beneficiary as determined pursuant to Section 14, and the Participant's option to purchase shares under the Plan will automatically terminate.

                           (c) A Participant's withdrawal from an Offering
Period will not have any effect upon the Participant's eligibility to participate in succeeding Offering Periods or in any similar plan which may hereafter be adopted by the Company.

                  12.       STOCK.

                           (a) The maximum number of shares of Common Stock that
shall be made available for sale under the Plan shall be Five Hundred Thousand (500,000) shares, subject to adjustment as provided in Section 17. Shares of Common Stock subject to the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purpose of the Plan unless the Plan shall have been terminated, but all shares sold under the Plan, regardless of source, shall be counted against the limitation set forth above.

                           (b) A Participant will have no interest or voting
right in shares covered by his option until such option has been exercised.

                           (c) Shares to be delivered to a Participant under the
Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as requested by the Participant.

                  13.       ADMINISTRATION.

                           (a) The Plan shall be administered by the Committee.
The Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The administration, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding upon all persons.

                           (b) Notwithstanding the provisions of Subsection (a)
of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements
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of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not "disinterested" as that term is used in Rule 16b-3.

                  14.       DESIGNATION OF BENEFICIARY.

                           (a) A Participant may file a written designation of a
beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of the Participant's death subsequent to an Exercise Date on which the Participant's option hereunder is exercised but prior to delivery to the Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of the Participant's death prior to the exercise of the option.

                           (b) A Participant's beneficiary designation may be
changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

                  15. TRANSFERABILITY. Neither Plan Contributions credited to a Participant's account nor any rights to exercise any option or receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution, or as provided in Section 14). Any attempted assignment, transfer, pledge or other distribution shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

                  16. PARTICIPANT ACCOUNTS. Individual accounts will be maintained for each Participant in the Plan to account for the balance of his Plan Contributions and options issued and shares purchased under the Plan. Statements of account will be given to Participants semi-annually in due course following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

                  17. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

                           (a) If the outstanding shares of Common Stock are
increased or decreased, or are changed into or are exchanged for a different number of kind of shares, as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends or the like, upon authorization of the Committee, appropriate adjustments shall be made in the number and/or kind of shares, and the per-share option price thereof, which may be issued in the aggregate and to any Participant upon exercise of options granted under the Plan.

                           (b) In the event of the proposed dissolution or
liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless

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otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the Company's assets, or the merger of the Company with or into another corporation (each, a "Sale Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Exercise Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Exercise Period then in progress in lieu of assumption or substitution in the event of a Sale Transaction, the Committee shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the exercise date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11. For purposes of this Section 17(b), an option granted under the Plan shall be deemed to have been assumed if, following the Sale Transaction, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the Sale Transaction, the consideration (whether stock, cash or other securities or property) received in the Sale Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Sale Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); PROVIDED, that if the consideration received in the Sale Transaction was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock in the Sale Transaction.

(c) In all cases, the Committee shall have sole discretion to exercise any of the powers and authority provided under this Section 17, and the Committee's actions hereunder shall be final and binding on all Participants. No fractional shares of stock shall be issued under the Plan pursuant to any adjustment authorized under the provisions of this Section 17.

                  18. AMENDMENT OF THE PLAN. The Board or the Committee may at any time, or from time to time, amend the Plan in any respect; PROVIDED, that
(i) no such amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant and (ii) the Plan may not be amended in any way that will cause rights issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code or any successor thereto. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, Section 423 of the Code, or any other applicable law or regulation), the Company shall obtain shareholder approval of any such amendment.

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                  19.       TERMINATION OF THE PLAN.

         The Plan and all rights of Employees hereunder shall terminate on the earliest of:

                           (a) the Exercise Date that Participants become
entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase under the Plan;

                           (b) such date as is determined by the Board in its
discretion; or

                           (c) the last Exercise Date immediately preceding the
tenth (10th) anniversary of the Plan's effective date.

         In the event that the Plan terminates under circumstances described in
Section 19(a) above, reserved shares remaining as of the termination date shall be sold to Participants on a PRO RATA basis.

                  20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

                  21. EFFECTIVE DATE. Subject to adoption of the Plan by the Board, the Plan shall become effective on the First Exercise Date. The Board shall submit the Plan to the shareholders of the Company for approval within twelve months after the date the Plan is adopted by the Board. If such shareholder approval is not obtained, the Plan and all rights of Participants under the Plan shall be null and void and shall have no effect.

                  22.       CONDITIONS UPON ISSUANCE OF SHARES.

                           (a) The Plan, the grant and exercise of options to
purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

                           (b) The Company may make such provisions as it deems
appropriate for withholding by the Company pursuant to federal or state tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a Participant of any Common Stock acquired pursuant to the Plan. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant.

                  23. EXPENSES OF THE PLAN. All cost and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such Participant by the Company.

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                  24. NO EMPLOYMENT RIGHTS. The Plan does not, directly or
indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

                  25. APPLICABLE LAW. The laws of the State of Delaware shall govern all matter relating to this Plan except to the extent (if any) superseded by the laws of the United States.

                  26. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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